Exhibit 10.7
CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE (I) IT IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THE INFORMATION AS PRIVATE AND CONFIDENTIAL.

NON-RECOURSE PROMISSORY NOTE

$3,000,000	Effective Date: March 27, 2024
Fully Funded Date: April 5, 2024
THIS NON-RECOURSE PROMISSORY NOTE (this “Note”), dated as of March 27, 2024, is made by and between ONE ENERGY ENTERPRISES INC., a Delaware corporation (the “Borrower”) in favor of Craig A. Stoller, Trustee of the Craig A. Stoller Revocable Living Trust (the “Lender”).
FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, the Borrower promises to pay to the order of the Lender, the maximum principal sum of THREE MILLION AND NO/100 DOLLARS ($3,000,000), with interest accruing on the unpaid principal balance from time to time remaining unpaid prior to maturity, as set forth below:
1.    Payments of Principal and Interest.
(a)    The principal may be funded by Lender in one (1) or more disbursements within 14 calendar days of the Effective Date.
(b)    The principal balance of this Note shall be due and payable on a quarterly basis (March 31, June 30, September 30, December 31) beginning on September 30, 2024.
(c)    Interest on the principal balance under this Note shall begin to accrue when fully funded, and shall accrue at a rate of 12.00% per annum. Such interest shall be payable quarterly on the same payment schedule as the principal.
(d)    The quarterly interest and principal payments shall be amortized to levelize the payments, and shall be payable based on an amortization schedule to be provided by Borrower to Lender on or before May 20, 2024.
(e)    All payments hereunder shall be made in lawful money of the United States to the Lender at the Lender’s address specified below, or by wire transfer of immediately available funds to such account as the Lender shall designate in a written notice to the Borrower.
2.    Limited Recourse. Notwithstanding anything to the contrary herein, the Borrower shall have no liability hereunder, and the recourse of the Lender against the Borrower pursuant to this Note shall be limited to the Property (as defined below), and the Lender shall not have any right of recourse against any other assets of the Borrower nor against the Borrower individually.
3.    Prepayment. Borrower may prepay the outstanding amount of this Note in whole or in part, at any time or from time to time, without premium or penalty, and interest shall immediately cease to accrue on any amount so prepaid.
4.    Security. This Note is secured by that certain Mortgage, Security Agreement and Fixture Filing (the “Mortgage”) with respect to the property known as Parcel Number Parcel No. 02-0001001794 (4.073 acres) and all improvements thereon (the “Property”), which Property is more particularly described in the Mortgage.
5.    Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note: (a) the failure by the Borrower to make any payment of principal or interest due under this Note when such payments become due and payable, and such failure continues for a period of ten (10) days after receipt of written notice from Lender specifying such failure; or (b) the material breach by the Borrower of any other condition or obligation under this Note. Upon the occurrence of any Event of Default, the Lender, at its option, may by written notice to the Borrower declare the unpaid principal amount of this Note, and all interest accrued and unpaid, immediately due and payable. If any noticed Event of Default occurs, the Lender may proceed to enforce its rights by exercising any remedy provided by law or equity so that no remedy referred to herein is intended to be exclusive. Any failure of Lender to exercise any rights or remedies available to Lender if an Event of Default should occur shall not constitute a waiver of Lender's right to exercise such rights or remedies in the event of any subsequent Event of Default.
6.    Certain Waivers. Except as expressly provided for herein, Borrower waives demand, presentment, diligence in collecting, grace, notice and protest of any kind.
7.    Notice. Any notice or other communication provided for under this Note shall be in writing and shall be deemed to be duly given: (i) upon personal delivery to a party if hand delivered, (ii) one (1) business day following delivery to or deposit with, charges prepaid, to a nationally recognized overnight delivery service (such as Federal Express), or (iii) when transmitted, if transmitted by e-mail to the extent receipt is confirmed and a hard copy is also mailed to the Party. For purpose of Notice, the Parties’ respective addresses are as follows:

If to the Borrower: One Energy Enterprises Inc. Attention: Jereme Kent, CEO 12385 Township Rd 215 Findlay, OH 45840 E-mail: [***]	If to the Lender: Craig A. Stoller Revocable Living Trust c/o Craig A. Stoller, Trustee [***] [***] E-mail: [***]
8.    Successors and Assigns. This Note and all of the covenants, promises and agreements contained herein shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective executors, administrators, successors and assigns.
9.    Amendments. None of the provisions of this Note may be amended except pursuant to a written agreement signed by Borrower and Lender.
10.    Severability. In case any of the provisions of this Note are held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such provision had never been contained herein.
11.    Governing Law/Venue. This Note shall be governed by, and the rights of the Parties determined in accordance with, the laws of the State of Ohio. The parties hereby irrevocably submit to the jurisdiction of the United States District Court for the Northern District of Ohio and the Hancock County, Ohio Court of Common Pleas over any dispute arising out of or relating to this Note; and each Party hereby irrevocably waives any defense of inconvenient forum.
12.    Counterparts. This Note may be executed in one or more counterparts, each of which shall be deemed an original but all of which together constitute one and the same agreement.
13.    Final Agreement. This Note and the other documents referenced in this Note contain the entire agreement between the parties with respect to the subject matter hereof, and supersede any and all prior and contemporaneous written and oral agreements, understandings, and representations pertaining to the subject matter hereof.
[Signatures on the following pages]

IN WITNESS WHEREOF, the Borrower and Lender have duly executed this Note as of the date first above written.

BORROWER:

ONE ENERGY ENTERPRISES INC.

By:	/s/ Jereme Kent

Name: Jereme Kent, CEO

LENDER:

CRAIG A. STOLLER REVOCABLE LIVING TRUST

By:	/s/ Craig A.Stoller

Name: Craig A.Stoller, Trustee
Signature Page to Note